As filed with the Securities and Exchange Commission on April 30, 2014
File No. 333-[ ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CYALUME TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	20-3200738
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

910 SE 17th Street, Suite 300
Fort Lauderdale, FL 33316
(954) 315-4939

(Address of Registrant’s Principal Executive Offices)

CYALUME TECHNOLOGIES HOLDINGS, INC. 2009 OMNIBUS SECURITIES AND INCENTIVE PLAN

(Full Name of Plan)

Copies to:

Chief Financial Officer Cyalume Technologies Holdings, Inc. 910 SE 17th Street, Suite 300 Fort Lauderdale, FL 33316 (954) 315-4939 Fax: (954) 315-4927	Jason Simon, Esq. Greenberg Traurig, LLP 1750 Tysons Boulevard, Suite 1200 McLean, VA 22102 (703) 749-1386 Fax: (703) 714-8386

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered (1)(2)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Shares of common stock, par value $.001 per share	650,000	$0.30	$195,000	$25.12

Total	650,000		$195,000	$25.12

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional ordinary shares of the Registrant that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of outstanding ordinary shares of the Registrant.

(2)	Represents shares of common stock of the Registrant available for issuance under the Registrant’s 2009 Omnibus Securities and Incentive Plan (the “2009 Plan”).

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the closing price of the Registrant’s common stock on April 22, 2014, as quoted through the Over-The-Counter Bulletin Board. No bid or ask price has been recently available.

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EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by Cyalume Technologies Holdings, Inc. (the “Registrant”) for the purpose of registering an additional 650,000 shares of common stock of the Registrant, par value $0.001 per share, to be issued pursuant to the Registrant’s 2009 Omnibus Securities and Incentive Plan (the “Plan”) pursuant to an amendment to increase the number of shares available under the Plan.

The shares of common stock registered pursuant to this Registration Statement are of the same class of securities as the 2,000,000 shares of Common Stock registered for issuance under the Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-161569) filed on August 29, 2009 (the “Original Registration Statement”). The contents of the Original Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference. Any items in the Original Registration Statement not expressly changed hereby shall be as set forth in the Original Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits

The following is a list of Exhibits filed as part of this Registration Statement on Form S-8.  Where so indicated by footnote, Exhibits that were previously filed are incorporated herein by reference.

Exhibit No.	Description
4.1	Fifth Amended and Restated Certificate of Incorporation (1)
4.2	Certificate of Designation filed by the Company with the Secretary of State of the State of Delaware on November 18, 2013(2)
4.3	Bylaws(3)
10.3	Cyalume Technologies Holdings, Inc. 2009 Omnibus Securities and Incentive Plan (4)
5.1 *	Opinion of Greenberg Traurig, LLP
23.1 *	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
23.2 *	Consent of BDO USA, LLP, An Independent Registered Public Accounting Firm
24.1 *	Power of Attorney (included on signature pages hereto)

__________

(1)     Incorporated by reference to an exhibit to the Current Report on Form 8-K dated December 17, 2008 and filed with the Commission December 23, 2008.

(2)     Incorporated by reference to an exhibit to the Current Report on Form 8-K dated November 22, 2013 and filed with the Commission on that date.

(3)     Incorporated by reference to an exhibit to the Registration Statement on Form S-1 (File No. 333-127644) filed August 18, 2005.

(4)     Incorporated by reference to Annex A of the Registrant’s Annual Report to Stockholders filed with the Commission on April 30, 2009.

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 30th day of April 2014.

CYALUME TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Zivi Nedivi
Zivi Nedivi
President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Zivi Nedivi and Michael Bielonko, individually, his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Zivi Nedivi	President, Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2014
Zivi Nedivi

/s/ Michael Bielonko	Secretary and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 30, 2014
Michael Bielonko

/s/ Winston J. Churchill	Chairman of the Board	April 30, 2014
Winston J. Churchill

/s/ Yaron Eitan	Vice Chairman of the Board	April 30, 2014
Yaron Eitan

/s/ Jason Epstein	Director	April 30, 2014
Jason Epstein

/s/ Ji Ham	Director	April 30, 2014
Ji Ham

/s/ Andrew Intrater	Director	April 30, 2014
Andrew Intrater

/s/ John G. Meyer, Jr.	Director	April 30, 2014
John G. Meyer, Jr.

/s/ Thomas G. Rebar	Director	April 30, 2014
Thomas G. Rebar

/s/ James Schleck	Director	April 30, 2014
James Schleck

/s/ James Valentine	Director	April 30, 2014
James Valentine

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Exhibit Index

Exhibit No.	Description
4.1	Fifth Amended and Restated Certificate of Incorporation (1)
4.2	Certificate of Designation filed by the Company with the Secretary of State of the State of Delaware on November 18, 2013 (2)
4.3	Bylaws(3)
10.3	Cyalume Technologies Holdings, Inc. 2009 Omnibus Securities and Incentive Plan (4)
5.1 *	Opinion of Greenberg Traurig, LLP
23.1 *	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
23.2 *	Consent of BDO USA, LLP, An Independent Registered Public Accounting Firm
24.1 *	Power of Attorney (included on signature pages hereto)

_________

(1)     Incorporated by reference to an exhibit to the Current Report on Form 8-K dated December 17, 2008 and filed with the Commission December 23, 2008.

(2)     Incorporated by reference to an exhibit to the Current Report on Form 8-K dated November 22, 2013 and filed with the Commission on that date.

(3)     Incorporated by reference to an exhibit to the Registration Statement on Form S-1 (File No. 333-127644) filed August 18, 2005.

(4)     Incorporated by reference to Annex A of the Registrant’s Annual Report to Stockholders filed with the Commission on April 30, 2009.

* Filed herewith

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